Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 27, 2006, with respect to the consolidated financial statements of Urigen Pharmaceuticals, Inc. (formerly Valentis, Inc.) included in the Registration Statement (Form S-1) and related Prospectus of Urigen Pharmaceuticals, Inc. (formerly Valentis, Inc.) for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP
Palo Alto, California
October 8, 2007